Exhibit 99.1

BIONOVO ANNOUNCES SECOND QUARTER 2008 FINANCIAL RESULTS

Emeryville, CA, August 5, 2008 -- Bionovo, Inc. (NASDAQ: BNVI) today announced results for the second quarter of 2008.

Quarter Results

The company did not report any revenue for the three and six months ended June 30, 2008. Revenues were $3,750 and $7,500 for the three and six months ended June 30, 2007, respectively, received from a licensing and technology transfer agreement with a Taiwanese company. In October of 2007, we terminated the agreement following notice of material breach by the other party and recognized the remaining deferred revenue of $91,250 in December 2007.

Total operating expenses for the three and six months ending June 30, 2008 were $4.4 million and $8.6 million, respectively, compared to $2.8 million and $6.3 million, respectively, for the same periods in 2007.

The Company reported a net loss for the three and six months ended June 30, 2008 of $4.2 million, or $0.06 per share, and $8.2 million, or $0.11 per share, respectively, compared with a net loss of $2.7 million, or $0.04 per share, and $6.0 million, or $0.09 per share, respectively, for the same periods in 2007.

The Company ended the quarter with $24.6 million in cash, cash equivalents and short term investments, and began the quarter with $29.2 million, a difference of $4.6 million.

Company Highlights

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The  Phase 1 portion of the BZL101 Phase 1/2 clinical trial for advanced metastatic breast cancer continues successfully, demonstrating both positive safety and tolerance profiles as well as the early signs of efficacy.

•
Bionovo presented data on two additional preclinical anti-cancer drug candidates -- BN107 and BN108 -- at the American Association of Cancer Research (AACR) conference in April.  BN107 induces apoptosis through the mitochondrial pathway, and induces cell death only in estrogen receptor negative breast cancer cells. BN108 induces cancer cell death by rapid inactivation of both AKT and mTOR pathways in breast cancer cells, but not in normal cells.

•
The Company participated in a number of studies that have further elucidated the mechanisms of estrogen receptor beta, which are the basis of the Company’s MF101 and VG101 drug candidates, for menopausal hot flashes and vaginal dryness, respectively.

“The first quarter of the year was again a very productive quarter for Bionovo,” said Dr. Isaac Cohen, O.M.D., Bionovo’s Chairman and Chief Executive Officer. “We have continued to advance our scientific base with several key publications of our discoveries.  We have had very productive discussions with our advisors and the FDA, and we are now poised to launch clinical trials for both MF101 and VG101.”

“We are very excited at the progress BZL101 is making in the clinical trials for advanced breast cancer. This drug candidate is showing excellent tolerability and safety, and the early signs of significant efficacy,” stated Dr. Mary Tagliaferri, M.D., Bionovo’s President and CMO.

A full financial report on Form 10-Q is expected to be filed on Tuesday, August 5, 2008.

Bionovo, Inc.

Bionovo is a pharmaceutical company focused on the discovery and development of safe and effective treatments for women's health and cancer, markets with significant unmet needs and billions in potential annual revenue. The company applies its expertise in the biology of menopause and cancer to design new drugs derived from botanical sources which have novel mechanisms of action. Based on the results of early and mid-stage clinical trials, Bionovo believes they have discovered new classes of drug candidates within their rich pipeline with the potential to be leaders in their markets. Bionovo is headquartered in Emeryville, California and is traded on the NASDAQ Capital Market under the symbol, "BNVI". For more information about Bionovo and its programs, visit: http://www.bionovo.com.

Forward Looking Statements

This release contains certain forward-looking statements relating to the business of Bionovo, Inc. that can be identified by the use of forward-looking terminology such as "believes," "expects," or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development, efficacy and safety, regulatory actions or delays, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, physician acceptance, third party reimbursement, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. Bionovo, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Company Contact:
Tom Chesterman, SVP and CFO
Tel: 510.420.4189
tom.chesterman@bionovo.com

Source: Bionovo, Inc.

Bionovo, Inc
(A Development Stage Company)
Condensed Statements of Operations
(Unaudited)

					Accumulated from
					February 1, 2002
	Three months ended		Six months ended		(Date of Inception)
	June 30,		June 30,		to June 30,
	2008	2007	2008	2007	2008
Revenues	$—	$3,750	$—	$7,500	$659,490
Operating expenses:
Research and development	2,552,644	1,979,103	4,940,036	4,767,771	20,732,241
General and administrative	1,808,303	864,924	3,630,330	1,559,845	11,082,097
Merger cost	—	—	—	—	1,964,065
Total operating expenses	4,360,947	2,844,027	8,570,366	6,327,616	33,778,403
Loss from operations	(4,360,947)	(2,840,277)	(8,570,366)	(6,320,116)	(33,118,913)
Change in fair value of warrant liability	—	—	—	—	831,288
Interest income	189,555	197,975	495,747	347,687	1,564,163
Interest expense	(35,375)	(12,446)	(61,912)	(26,527)	(298,929)
Other income (expense)	(39)	—	(15,616)	—	129,281
Loss before income tax	(4,206,806)	(2,654,748)	(8,152,147)	(5,998,956)	(30,893,110)
Income tax provision	—	(1,600)	(3,256)	(2,400)	(12,258)
Net loss	$(4,206,806)	$(2,656,348)	$(8,155,403)	$(6,001,356)	$(30,905,368)
Basic and diluted net loss per common share	$(0.06)	$(0.04)	(0.11)	(0.09)	$(0.78)
Shares used in computing basic and diluted net loss per common share	76,344,199	65,213,935	76,343,649	63,388,724	39,407,904

Bionovo, Inc
(A Development Stage Company)
Condensed Balance Sheets

	June 30,	December 31,
	2008	2007
	(Unaudited)	(Note 1)
ASSETS
Current assets:
Cash and cash equivalents	$11,918,365	$28,472,485
Short-term investments	12,698,636	4,823,938
Receivables	136,904	285,899
Prepaid expenses and other current assets	1,027,786	405,381
Total current assets	25,781,691	33,987,703
Property and equipment, net	3,966,475	3,900,248
Other assets and patent pending, net	938,257	277,220
Total assets	$30,686,423	$38,165,171
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$296,981	$299,677
Accrued clinical and costs of other studies	201,554	298,559
Accrued compensation and benefits	630,323	462,485
Current portion of lease obligation	874,851	706,710
Other current liabilities	358,970	949,200
Total current liabilities	2,362,679	2,716,631
Non-current portion of lease obligation	866,210	526,346
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 190,000,000 shares authorized; 76,363,101 and 76,343,101 shares issued and outstanding as of June 30, 2008 and December 31, 2007, respectively	7,636	7,634
Additional paid-in capital	58,388,703	57,660,045
Accumulated other comprehensive income	(33,437)	4,480
Accumulated deficit	(30,905,368)	(22,749,965)
Total shareholders’ equity	27,457,534	34,922,194
Total liabilities and shareholders’ equity	$30,686,423	$38,165,171

* The balance sheet at December 31, 2007 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.